EXHIBIT 99.1

                                     [LOGO]
                              AEP INDUSTRIES INC.


FOR IMMEDIATE RELEASE

                                     Contacts:
                                               Paul M. Feeney
                                               Executive Vice President, Finance
                                               and Chief Financial Officer
                                               AEP Industries Inc.
                                               (201) 807-2330
                                               feeneyp@aepinc.com


        COURT ENTERS ORDER APPROVING AEP INDUSTRIES INC.'S ACQUISITION OF
                PLASTIC FILMS SEGMENT OF ATLANTIS PLASTICS, INC.

           Transaction Expected to Close on or Before October 30, 2008

South Hackensack, NJ - October 6, 2008 - AEP Industries Inc. (Nasdaq: AEPI, the "Company" or "AEP") today announced that the United States Bankruptcy Court for the Northern District of Georgia-Atlanta Division entered an order approving the previously announced acquisition of substantially all of the assets of the Plastic Films segment of Atlantis Plastics, Inc. (OTC: ATPL.PK) by AEP. Atlantis did not receive any "higher or better" offers from a qualified bidder and therefore there was no Court sponsored auction for the Plastic Films segment. AEP's purchase price remains $87.0 million in cash, subject to a net working capital adjustment, plus the assumption of certain liabilities. The transaction is expected to close on or before October 30, 2008, subject to other customary closing conditions set forth in the asset purchase agreement.

"We are pleased that AEP has received Court approval to purchase the Plastic Films segment of Atlantis and look forward to completing this transaction at the end of the month," said Brendan Barba, Chairman and Chief Executive Officer of AEP Industries. "The Plastic Films segment represents a unique strategic opportunity to continue to build long-term value for our shareholders by enhancing our position as the preferred supplier of flexible packaging solutions. The Plastic Films segment immediately enhances the value of our business portfolio by strengthening our suite of products and services to meet the demands of both companies' customers."


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Bud Philbrook, Chief Executive Officer and President of Atlantis Plastics, said,
"The approval of AEP as the winning bidder gives us confidence in the future of the Plastic Films segment and its ability to continue meeting customers' needs. We believe the customers and employees of this division will have a good home at AEP."

As previously announced, AEP intends to finance the transaction through a combination of cash on hand and availability under its revolving credit facility. Following the close of the transaction, the Plastic Films segment will be part of AEP's stretch and custom films divisions. The Plastic Films segment operates six manufacturing facilities throughout the United States.


About AEPI
AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations in the United States and Canada.


Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current views with respect to future events and financial performance. Actual events and results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, risks associated with general economic conditions, the operations of Atlantis Plastics, Inc. in bankruptcy, the bankruptcy proceedings, and other risks described in the Company's annual report on Form 10-K for the year ended October 31, 2007 and subsequent filings of the Company with the Securities and Exchange Commission (SEC). Except as required by law, the Company assumes no obligation to update the forward-looking statements, which are made as of the date hereof, even if new information become available in the future.


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